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                                                                     Exhibit 11

RICOH

THE RICOH GROUP
CODE OF CONDUCT

                                        1

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                                  Ricoh Group
                 Corporate Social Responsibility (CSR) Charter

To grow as a respected enterprise, the Ricoh Group must fully discharge its corporate social responsibility (CSR) from a consistent global perspective and throughout every aspect of its operations. To ensure this, the following principles are to be observed, with the proper social awareness and understanding, compliant with both the letter and the spirit of national laws and the rules of international conduct.

Integrity in Corporate Activities

1. Every company in the Ricoh Group will develop and provide useful products and services, with high quality, safety, reliability and ease of use, while maintaining security of information and giving proper consideration to the environment.

2. Every company in the Ricoh Group will compete fairly, openly and freely, maintaining normal and healthy relationships with political institutions, government administration, citizens and organizations.

3. Every company in the Ricoh Group will take responsibility for managing and safeguarding its own information and that of its customers.

Harmony with the Environment

4. Every company in the Ricoh Group will take responsibility, as a citizen of the world, working voluntarily and actively to preserve the environment.

5. Every company in the Ricoh Group, and all employees of each company, will seek to implement technological innovations that reflect environmental concerns and will participate in ongoing activities to preserve the environment.

Respect for People

6. Every company in the Ricoh Group will, quite apart from corporate group activities, maintain a working environment that is safe and that makes it easier for its staff to do perform their duties, respecting their richly individual characteristics and encouraging their autonomy and creativity.

7. Every company in the Ricoh Group will respect the rights of all those connected with it, and will seek to create a cheerful working environment, free of discrimination.

8. No company in the Ricoh Group will permit forced labor or child labor, and none will tolerate the infringement of human rights.

Harmony with Society

9.  Every company in the Ricoh Group will, as a good corporate citizen, actively

                                        2

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    engage in activities that contribute to society.

10. Every company in the Ricoh Group will respect the culture and customs of its country or region, and will operate so as to contribute to their development.

11. Every company in the Ricoh Group will engage in the fullest possible communications with society, seeking actively to provide the proper and unbiased disclosure of corporate information.

                                        3

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Message from the CEO

   Ricoh, aiming at harmonizing with society and earning its trust, established the Ricoh Business Code of Conduct in April, 1993 as the standard for corporate behavior as well as individual behavior by each and every officer and employee of the Group.

   Furthermore, each group company also created a Code of Conduct based on the Ricoh model which helped to enhance the reputation of the entire Group.

   However, in recent years the company has stepped up its role and influence as a committed environmentalist and global citizen. With these new roles coming to the fore, it has now become essential for companies to step up their activity level from mere social contribution to one of responsibility to society, with a management oriented toward corporate social responsibility. Thus it behooves companies to carry out their corporate activities with a keener sense of ethics, morals and responsibility over and above compliance with regulations.

   Along with the globalization of our corporate activity and group management, the Ricoh Group has been increasingly composed of people with different sets of values in a variety of countries around the world and therefore the need to unite our thinking around common values and standard of behavior has become more and more urgent.

   I therefore decided that it was time to review the original Ricoh Business Code of Conduct from the viewpoint of " a corporation which has responsibility to harmonize with society and with the environment ". Then, we established " the Ricoh Group CSR Charter " to be shared globally by the Ricoh group and " the Ricoh Group Code of Conduct " that Ricoh group members should adopt as a mind set and behavior guide.

   This Code ensures that we will continue into the future to be " a good global corporate citizen with reliability and appeal ". I firmly believe that serious adherence to this Code and Charter will help us to be even more appreciated by customers and society alike. I expect every member of the Ricoh Group family to take these principles to heart.

January 1, 2004
                                              Masamitsu SAKURAI
                                              President and CEO,
                                              Ricoh Group

                                        4

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CONTENTS

                                                                          Page
------------------------------------------------------------------------------

General Principles.......................................................   6

Integrity in Corporate Activities
  1  Providing customer-centric products.................................   9
  2  Free competition and fair trading...................................  10
  3  Banning insider trading.............................................  11
  4  Managing corporate secrets..........................................  12
  5  Limits on entertainment and gifts...................................  13
  6  Doing business with public bodies and making political contributions  14
  7  Strict control of exports and imports...............................  15
  8  Protection and use of intellectual properties.......................  17
  9  Participation in anti-social actions................................  18
  10 Individual actions against the interests of the company.............  19
  11 Protection of corporate assets......................................  20

Harmony with the Environment
  12 Respecting the global environment...................................  21

Respect for People
  13 Respect for human rights............................................  23

Harmony with Society
  14 Practical contributions to society..................................  24
  15 Harmonizing with society............................................  25

Implementation...........................................................  26

                                        5

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General Principles

OBJECTIVES

The Ricoh Group Code of Conduct (abbrev. to "the Code" below) is intended to establish the basic standards to ensure that Officers and Employees of the company, when engaging in corporate activities to advance the Ricoh Group, shall act in accordance with social ethics and in full compliance with the law.

DEFINITIONS

The definitions of the terms used in this Code are as follows:

1.  "Ricoh" means Ricoh Company, Ltd.

2. "Related Companies" means those whose accounts are consolidated with Ricoh's and those whose management is actually under Ricoh control.

3.  "Ricoh Group" means Ricoh and Related Companies.

4. "Officers and Employees" means the directors, auditors, executive officers, board members, all those coming under the regulations governing employment and all others employed in any capacity (whether in part time or irregular employment).

APPLICABILITY

1.  This Code and its standards apply to Officers and Employees.

2. Related Companies shall appoint a responsible person to implement these standards, who must make every effort to ensure that they are observed. However, under the following circumstances, the board of directors of Related Companies are permitted to enact supplementary standards provided they are consistent with the Code. Related Companies shall report such standards to the central authority of this Code.

    (1) When changes are necessary in view of national or regional laws, commercial customs, employment practices, or systems of value.

    (2) When changes are necessary because of the nature of the company's business, type of products, or those with whom it does business.

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THE BASIC ATTITUDES TO BE ADOPTED BY OFFICERS AND EMPLOYEES

It is important that all Officers and Employees, as individuals, citizens, and business persons, shall understand the following basic concepts and seek to implement them in their daily activities.

1. Activities shall always be based on national and regional laws, properly understand, and strictly obeyed.

2. Activities shall be those that can be performed with a clear conscience as good citizens, aware of their social responsibilities, and maintaining high ethical and moral standards.

3. As business persons, they must act in a disciplined way, while at the same time respecting the individual differences and value systems of others, observing all basic rules and regulations established by the Ricoh Group, never confusing public and private interests, and acting with a full sense of their responsibility as representatives of the Ricoh Group.

4. Realizing that all corporate activities, not only those that involve direct contact with the customer such as sales and maintenance, are evaluated by our customers, every effort must be made to ensure the maximum possible customer satisfaction.

5. In order to stay keenly aware of the various changes and problems we face, we must act autonomously. Always seeking to maintain the creativity to freely generate a full range of ideas, we must think independently and create new values.

6. We must always put ourselves in the other person's place, whether they are fellow employees, customers, those with whom we do business, or cooperating companies, and make ourselves useful to them.

7. We must make every effort to ensure that the progress of the company is fully consistent with the personal happiness of its people, seeking to bring about a richly satisfying life for all.

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THE BASIC ATTITUDE OF THE RICOH GROUP TO ITS EMPLOYEES

The Ricoh Group is committed, as follows, to ensuring that all employees maintain the required basic attitudes in all their activities, making the fullest use of their abilities, and so making the best of themselves:

1. For all individual employees, the Ricoh Group seeks to create and provide a work place that caters for their broadest possible self-actualization, desiring their growth as human beings not only in work but also in making the best of themselves.

    For all individual employees, it seeks to create a free and generous corporate ethos in which they can feel that they are worthy, growing and fulfilled, and giving free reign to their creativity.

2. The specialized abilities of all individual employees are prized by the Ricoh Group, which seeks to make the fullest use of them while at the same time providing a systematic support structure that encourages them to hone existing skills and develop new ones.

3. A fair and impartial system of evaluating the degree to which all individual employees use their skills is a source of vitality within the group.

    All individual employees' success in meeting their targets are to be assessed fairly by clearly established standards when evaluating their abilities and contributions, and they are to be recognized accordingly.

4. Concern for the safety and health of all individual employees is to be reflected in a pleasant and functional working environment and equipment. And in order that employees may enjoy a wide variety of lifestyles, the Ricoh Group will provide a variety of working conditions, terms of employment, and working hours, etc.

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Integrity in Corporate Activities

1   PROVIDING CUSTOMER-CENTRIC PRODUCTS

..   Basic Policy

         The Ricoh Group's basic approach to developing the products and services it provides to its customers is that of adopting the customer's viewpoint.

..   Actions

         (1) WE SOLVE THE CUSTOMER'S PROBLEMS.

                 Officers and Employees shall actively seek to understand the customer's problems, and must devote themselves to solving or ameliorating those problems.

         (2) WE EARN THE CUSTOMER'S TRUST.

                 Officers and Employees, in developing the products and services they provide to the customer, shall consider quality, safety, the security of information, reliability, environmental preservation and ease of use.

         (3) WE SEEK EVER HIGHER CUSTOMER SATISFACTION.

                 Officers and Employees shall regularly assess the degree of customer satisfaction, and shall work to improve products and services so as to achieve higher satisfaction.

..   Related Standards:

                 Ricoh Group Quality Assurance Regulation (RGS-AQAA0001) Ricoh Group Product Safety Regulation (RGS-AQAA0002)

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2   FREE COMPETITION AND FAIR TRADING

..   Basic Policy

         The Ricoh Group will remain in strict compliance with the laws and regulations governing the banning of monopolies, fair competition, and fair trading, and will take no action seeking to evade them.

..   Actions

         (1) WE WILL ENTER NO AGREEMENTS OR DISCUSSIONS FOR THE RECIPROCAL LIMITATION OF CORPORATE ACTIVITIES.

                 Officers and Employees will not participate in discussions or agreements with competitors in the same industry to impose reciprocal limits on corporate freedom of action in connection with the conditions of competitive bids, product pricing, conditions of sale, profits, market share, sales areas, etc.

         (2) WE WILL NOT EXPLOIT OUR TRADING POSITION.

                 Officers and Employees will not exploit our trading position to impose unprofitable transactions upon our trading partners, not will we impose limitations on trading between our trading partners and third parties.

         (3) WE WILL NOT MAKE INAPPROPRIATE DISPLAYS NOT OFFER INAPPROPRIATELY LARGE PREMIUMS OR PRIZES.

                 Officers and Employees shall not provide displays nor offer inappropriately large premiums or prizes that might lead customers to a mistaken choice of product.

..   Related Standards:

                 "Manual for Compliance with Antimonopoly Law"

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3   BANNING INSIDER TRADING

..   Basic Policy

         The Ricoh Group shall not take advantage of insider information to which it gains access in the course of business to make profits nor do anything else that would undermine fair and healthy trading in securities.

..   Actions

         (1) NO DISCLOSURES TO THIRD PARTIES

                 Officers and Employees shall not, unless it is necessary in the ordinary course of business, obtain insider information concerning the Ricoh Group or other companies.

                 Again, if officers or employees have come to know insider information in the ordinary course of business, they shall not disclose it to third parties who do not have a need to know it in the performance of their duties.

         (2) NO USE FOR PERSONAL GAIN

                 Officers and Employees who have come to know insider information concerning the Ricoh Group or other companies either in the course of business or as a result of it, shall not trade the securities of the Ricoh Group nor or the other companies nor engage in any other related trades.

* "Insider information" is unpublished information on increases (or reductions) in capitalization, agreements for business cooperation, sales figures, profits or other important internal information.

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4   MANAGING CORPORATE SECRETS

..   Basic Policy

         Information that the Ricoh Group has acquired or created in the course of business must, depending on its importance, be treated as a corporate secret and managed with all proper care.

..   Actions

         (1) OBEY MANAGEMENT RULES.

                 Officers and Employees, when they have received information, materials, or documents in the course of business, should notify their supervisor, and manage them in accordance with the applicable rules of the company concerned. Again, they must continue to obey these rules even after their employment has terminated.

         (2) ONLY THOSE AUTHORIZED SHOULD REVEAL CORPORATE SECRETS.

                 Officers and Employees, when they are requested to answer questions or to provide materials, whether by someone inside or outside the company, unless they clearly have the required authority to reply to the question or to provide the materials, they should refer the request to a superior for instructions.

         (3) NO PRIVATE USE SHALL BE MADE OF SUCH SECRETS.

                 Officers and Employees shall only use corporate secrets in the course of the company's business, and neither during their employment nor after it has terminated, shall they make any use of it for themselves or for others.

         (4) NO ACQUISITION OF COMPETITIVE SECRETS BY DISHONEST MEANS.

                 Officers and Employees shall not acquire the secrets of other companies by dishonest means.

                 Again, when Officers and Employees acquire the secrets of other companies in accordance with a contract, they must only use the secret information as specified in the contract.

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5  LIMITS ON ENTERTAINMENT AND GIFTS

..   Basic Policy

         The Ricoh Group, in giving entertainment or gifts shall not give bribes nor depart in any other way from general good business practice.

..   Actions

         (1) GOVERNMENT EMPLOYEES (AND EX-EMPLOYEES) SHALL NOT BE ENTERTAINED NOR GIVEN GIFTS.

                 Officers and Employees shall neither entertain nor give gifts to the employees (or former employees) of government departments nor of regional (local) authorities or other public bodies.

         (2) FOLLOW GENERAL GOOD BUSINESS PRACTICE

                 Officers and Employees, when giving entertainment or gifts, shall not exceed the bounds of general good business practice.

                 Again, Officers and Employees shall make every effort to inform those with whom they do business that they do not accept entertainment nor gifts, and if they find themselves unable to avoid being entertained, they shall immediately inform their superior and follow instructions.

..   Related Standards:

                 "Employment regulations"

                                       13

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6   DOING BUSINESS WITH PUBLIC BODIES AND MAKING POLITICAL CONTRIBUTIONS

..   Basic Policy

         The Ricoh Group, in doing business with public bodies and making political contributions, shall be in compliance with the relevant laws.

..   Actions

         (1) STRICT IMPARTIALITY

                 Officers and Employees, when doing business with government departments or regional (local) authorities, shall comply strictly and impartially with the relevant legal requirements and regulations, always taking care to avoid legal problems.

         (2) NO IMPROPER POLITICAL CONTRIBUTIONS

                 Officers and Employees, except where otherwise permitted by law, shall not in the course of business make contributions to politicians or candidates for political office, nor to political organizations, nor shall they cooperate directly or indirectly in political campaigning.

                                       14

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7  STRICT CONTROL OF EXPORTS AND IMPORTS

..   Basic Policy

         The Ricoh Group shall not infringe laws intended to preserve international peace and safety, including those on foreign exchange transactions, those on overseas trading and export-related laws, and those on the countries with which to trade.

..   Actions

         (1) PERFORM ASSESSMENT OF APPLICABILITY

                 Officers and Employees shall follow the internal procedures in accordance with company regulations, carefully checking beforehand whether any restrictions apply to the import or export of products being planned, developed or designed, and on products, equipment and materials being purchased or sold.

         (2) CHECK THE RESULT OF THE ASSESSMENT OF THE APPLICABILITY OF IMPORT/EXPORT RESTRICTIONS

                 Officers and Employees, when importing or exporting goods (products, components, equipment, materials, etc.) or technology (technical documentation, programs, engineering consultancy or other services), shall check beforehand in the light of the assessment of the applicability of restrictions whether such export or import would infringe the relevant laws and regulations. When restrictions are found to be applicable, transactions must conform with the restrictions.

         (3) PREVENTING CONVERSION FOR MILITARY USE

                 When importing or exporting goods or technology, whether or not restrictions are found to be applicable, Officers and Employees shall voluntarily apply controls in the spirit of export restrictions for non-proliferation.

                 When there is fear that the customer may convert items for military use, or when the destination country itself has inadequate implementation of import/export restrictions, or the country is one that is subject to international criticism on the grounds of offences against the maintenance of world order, or when the destination country or region is experiencing conflict or the threat of conflict, Officers and Employees shall check documents (contracts, memoranda, confirmations, etc.) to ascertain the ultimate user and the ultimate purpose for which the goods or technology will be used and shall submit to the ruling of the Ricoh Group Export Import Control Committee as to whether or not the transaction should proceed.

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..   Related standards:

         Regulations requiring compliance with export-import laws (RGS-ATRA0001)

         Export-import controls and assessment of applicability, screening of customers and trading (RGS-ATRC0001)

         "Guidebook for Export & Import Control" (published by the Ricoh Group Export-Import Control Committee)

                                       16

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8   PROTECTION AND USE OF INTELLECTUAL PROPERTIES

..   Basic Policy

         The Ricoh Group will encourage activities that create intellectual properties of value to the Ricoh Group and will seek to protect and utilize them appropriately.

..   Actions

         (1) RAPID NOTIFICATION

                 Intellectual properties created at work all belong to the company. Officers and Employees shall notify the company immediately of all intellectual properties created at work (with patents, this includes free patents).

         (2) RESPECT THE RIGHTS OF OUTSIDE PARTIES.

                 Officers and Employees shall respect the rights of outside parties and ensure that, as they perform their duties, such rights are not infringed.

         (3) FOLLOW PROCEDURES FOR THEIR DISCLOSURE AND PROVISION.

                 Officers and Employees, when announcing intellectual properties to academic conferences or disclosing and licensing intellectual properties to outside parties when implementing a new business model, shall follow both Ricoh Group policy and standard procedures before doing so.

* The intellectual properties referred to here are patents, utility models, designs, registered trademarks, copyrights on programs, rights to use specific circuit configurations, etc.

..   Related Standards:

                 Ricoh Group Regulations on Intellectual Properties
                 (RGS-ALAA2001)

                                       17

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9   PARTICIPATION IN ANTI-SOCIAL ACTIONS

..   Basic Policy

         The Ricoh Group takes a firm attitude to anti-social activities and elements and will have nothing to do with them.

..   Actions

         (1) HAVE NO DEALINGS WITH ANTI-SOCIAL ACTIVITIES AND ELEMENTS.

                 Officers and Employees must have absolutely nothing to do with anti-social activities and elements that pose threats to the safety and good order of society and the lives of its citizens.

         (2) DO NOT COMPROMISE IN THE FACE OF EXTORTION FROM ANTI-SOCIAL
             ELEMENTS.

                 Officers and Employees, if presented with extortion demands by anti-social elements, shall not compromise with them by paying money or in any other way. Officers and Employees shall immediately report such demands to their superior and the superior must contact the general administration of each company affected.

         (3) HAVE NO DEALINGS WITH ANTI-SOCIAL ELEMENTS.

                 Officers and Employees must no have any dealings with anti-social elements.

                                       18

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10  INDIVIDUAL ACTIONS AGAINST THE INTERESTS OF THE COMPANY

..   Basic Policy

The Ricoh Group does not approve any actions by its officers or employees that would cause, or might threaten to cause, any disadvantage to the Ricoh Group in the performance of its normal business activities.

..   Actions

         (1) INFORM THE COMPANY.

                 Officers and Employees shall not take any actions that would conflict with the interests of the company, or that might lead to such a conflict of interest. When such a situation arises, the Officers and Employees shall immediately inform their superior of the fact.

         (2) OBTAIN PRIOR COMPANY APPROVAL.

                 Officers and Employees must obtain prior company permission before accepting appointment as officers of other companies or organizations, and before entering into employment contacts.

         (3) NO COMPETITION WITHOUT PERMISSION.

                 Officers and Employees shall not, without first obtaining company permission, engage in any personal activities that would constitute competition with the Ricoh Group, nor shall they accept appointment in the management of a competitive company.

                                       19

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11  PROTECTION OF CORPORATE ASSETS

..   Basic Policy

         The Ricoh Group has established rules for the control of corporate assets (products, fixtures, information, and all other assets both tangible and intangible) and these must be rigorously implemented.

..   Actions

         (1) APPROPRIATE CONTROLS

                 Officers and Employees must control corporate assets appropriately in strict conformity with the rules.

         (2) NO IMPROPER USE

                 Officers and Employees must make no private use of any of the company's assets outside the requirements of their normal duties.

..   Related Regulations:

                 "Employment regulations"

                                       20

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Harmony with the Environment

12  RESPECTING THE GLOBAL ENVIRONMENT

..   Basic Policy

         The Ricoh Group, aware that environmental preservation is the solemn duty of every citizen of the world, will align corporate activities with environmental preservation activities, taking responsibility for ensuring that the entire group participates in them.

..   Actions

         (1) SET HIGHER TARGETS FOR ENVIRONMENTAL ACTIVITIES AND MEET THEM.

                 Officers and Employees will not only be in full compliance with all laws, but will take personal responsibility for establishing targets that reflect the concerns of society to reduce environmental impacts, and seek to create economic value in achieving these targets.

         (2) IMPLEMENT TECHNOLOGICAL REFORMS.

                 Officers and Employees will make every effort to implement technological reforms that can reduce the impact on the environment, and make active use of such technologies.

         (3) OPERATE BUSINESSES IN HARMONY WITH THE ENVIRONMENT.

                 Officers and Employees, in managing business operations, will always be aware of their environmental impact, and will participate responsibly in efforts to prevent pollution, to ensure the effective use of energy and other resources, and to reduce the volume of waste materials. They will also engage in ongoing efforts to maintain and improve the systems of environmental preservation.

         (4) PROVIDE PRODUCTS AND SERVICES THAT REFLECT ENVIRONMENTAL CONCERNS.

                 Officers and Employees will provide products and services that have minimal impact on the environment at all stages of the product cycle, from procurement of materials, through production, sales, distribution, recycling and disposal.

         (5) ACT RESPONSIBLY TO ENHANCE ENVIRONMENTAL AWARENESS.

                 Officers and Employees will keep their eyes on the wider society around them, and work actively through education and other means to enhance their awareness and personally shoulder their responsibility to work for environmental preservation.

         (6) MAKE SOCIAL CONTRIBUTIONS FOR THE ENVIRONMENT.

                 Officers and Employees will ensure that the company works closely

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                 with society in all countries and regions, actively disclosing information, and helping and supporting environmental preservation so as to contribute largely to society.

..   Related Standards:

                 "Ricoh General Principles on the Environment"
                 Ricoh Group Environmental Conservation Regulation (RGS-AEP
                 A0001)

                                       22

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Respect for People

13 RESPECT FOR HUMAN RIGHTS

..   Basic Policy

         The Ricoh Group seeks always to respect fundamental human rights on the basis of mutual understanding.

         The Ricoh Group does not discriminate on the basis of race, religious faith, gender, social position, citizenship, sickness, handicaps, etc.

..   Actions

         (1) ELIMINATE ALL DISCRIMINATION.

                 Officers and Employees must respect all fundamental human rights, and must not engage in any actions that ignore human rights such as discriminatory language, violence, sexual harassment, power harassment, etc.

         (2) PROTECT PERSONAL PRIVACY

                 When Officers and Employees acquire personal information in the performance of their duties, they must take full care in their handling of this information to protect the privacy of those concerned, and must exercise the proper management control over it.

         (3) DO AWAY WITH IMPROPER LABOR PRACTICES.

                 Officers and Employees must not make improper demands for labor. Again, they must not employ children under the legal working age of the country or region concerned. Officers and Employees must also impose these same conditions on the Ricoh Group's sales outlets and cooperating companies.

..   Related Standards:

                 "Employment regulations"
                 Basic regulations for the protection of personal information (RGS-AITA0004)
                 Rules on internal group usage of personal information (RGS-AITA0003)

                                       23

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Harmony with Society

14  PRACTICAL CONTRIBUTIONS TO SOCIETY

..   Basic Policy

         The Ricoh Group, aware of its role as a corporate citizen, joins in active partnership with like-minded people to make contributions to society.

..   Actions

         (1) ENGAGE IN ACTIVITIES THAT CONTRIBUTE TO THE LOCAL COMMUNITY.

                 Corporate activities take place in close contact with the local community. Officers and Employees, because they want the Ricoh Group to be welcome, familiar and trusted in local society, should strive to work closely with that community, making contributions to it that will further the local culture and economy.

         (2) FOSTER A CORPORATE ETHOS THAT PLACES IMPORTANCE ON CONTRIBUTIONS TO SOCIETY

                 As well as making corporate contributions to society, each individual officer and employee should consider how to contribute to society, and take practical part in such activities in their immediate vicinity. Officers and Employees should, by voluntary participation in activities, strive foster a corporate ethos that puts the proper value on social contributions.

                                       24

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15 HARMONIZING WITH SOCIETY

..   Basic Policy

         The Ricoh Group seeks to coexist harmoniously with society, and its business will be managed so as to contribute to the regions within which it operates, while working to deepen mutual understanding and build relationships of trust.

..   Actions

         (1) RESPECT THE WORLD'S CULTURES AND CUSTOMS.

                 There are many things that, although they may be perfectly acceptable in one country or region, are quite unacceptable in another. Officers and Employees must therefore act with the necessary respect for the history, culture and customs of the various nations and regions within which they operate.

         (2) ACTIVELY DISCLOSE INFORMATION.

                 Accurately publicizing the Ricoh Group's corporate attitudes is the first prerequisite for deeper mutual understanding between the group and society. In order to ensure that as many people as possible have a proper understanding of the Ricoh Group, Officers and Employees must follow the normal procedures and actively provide fair and timely information.

         (3) KEEP ACCURATE RECORDS AND MAKE ACCURATE REPORTS.

                 Officers and Employees must keep accounting and financial records in compliance with the relevant laws and company regulations. Again, such records must be prepared so that their content is complete, fair, accurate, timely and readily understandable.

                                       25

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Implementation

ENACTMENT AND AMENDMENT

These standards shall be enacted and if necessary, amended, by decision of the board of directors after full deliberation with the CSR Committee.

ENSURING GENERAL AWARENESS

The Ricoh Group section(s) responsible for CSR shall engage in an ongoing program of educational and leadership activities to ensure general awareness of these standards. Officers and Employees are required to affirm their strict adherence to these standards by signing a statement to that effect annually and submitting it to the company.

PENALTIES

Acts in contravention of these standards shall, in accordance with the employment regulations of the company concerned, be subject to the penalties prescribed therein.

TREATMENT OF TEMPORARY AND OTHER EMPLOYEES

(1) For employees on contracts from temporary employment agencies, the member of staff responsible for employing them in the section in which they work must explain the standards and require the employees to strictly adhere to these standards by signing a statement.

(2) For those who are in the company on out-sourcing contracts or consultancy contracts, the member of staff responsible in each section must explain to that person the standards to the work being performed under the contract which incorporating a provision for their strict adherence into the contract itself.

RELATED STANDARDS

Regulations, group standards and manuals, etc., that supplement the various sections of these standards are itemized under "Related Standards."

OTHERS

Officers and Employees who become aware of contraventions of these standards, or the danger that they will be contravened, are required to contact the responsible CSR section either directly or via a superior, or to contact it via the "hotline (AVAILABLE ONLY IN JAPAN)." No person so making such contact shall suffer any disadvantage as a result of it.

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

                "HOTLINE" INFORMATION (AVAILABLE ONLY IN JAPAN)

     Open:         10:00am to 5:00pm (closed on weekends and holidays)

     Apply to:
               Ricoh: CSR Office, CSR Division
                     Tel:     0120-344-670
                     E-mail:  ZPG_CSR@nts.ricoh.co.jp
                     Letters: CSR Office, CSR Division, Ricoh Company, Ltd.
                              8-13-1 Ginza, Chuo-ku,
                              Tokyo 104-8222

               Law Office: Nakajima Transactional Law Office
                     Tel:     03-3502-8763 (a dedicated Ricoh Group line)
                     E-mail:  rigrpcpl@proof.ocn.ne.jp

FOR FURTHER INFORMATION

Corporate activities are both vast in scale and complex in nature. It will not always be clear how these standards apply in individual cases. In such cases, please contact individual sections responsible or the central authority as listed below.

When there is an organization change, please contact the new section or authority informed of the standards.

INDIVIDUAL SECTIONS RESPONSIBLE

1   Providing customer-centric products
                                      .... Ricoh Quality of Management Division
                                           ------------------------------------

2   Free competition and fair trading .... Ricoh Legal Division
                                           --------------------

3   Banning insider trading .... Ricoh Corporate Planning Division
                                 ---------------------------------

4   Managing corporate secrets .... Ricoh Personnel Division
                                    ------------------------

5   Limits on entertainment and gifts .... Ricoh Personnel Division
                                           ------------------------

6   Doing business with public bodies .... Ricoh Personnel Division
                                           ------------------------

    Making political contributions .... Ricoh Secretary Office
                                        ----------------------

7   Strict control of exports and imports
                                       .... Ricoh International Marketing Group
                                            -----------------------------------

8   Protection and use of intellectual properties .... Ricoh Legal Division
                                                       --------------------

9   Participation in anti-social actions .... Ricoh Personnel Division
                                              ------------------------

10  Individual actions against the interests of the company
                                                  .... Ricoh Personnel Division
                                                       ------------------------

11  Protection of corporate assets .... Ricoh Personnel Division
                                        ------------------------

12  Respecting the global environment .... Ricoh Corporate Environment Division
                                           ------------------------------------

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

13  Respect for human rights .... Ricoh Personnel Division
                                  ------------------------

14  Practical contributions to society
                              .... Ricoh Corporate Citizenship Promotion Office
                                   --------------------------------------------

15  Harmonizing with society .... Ricoh Corporate Planning Division
                                  ---------------------------------

CENTRAL AUTHORITY

    Ricoh Group Code of Conduct .... Ricoh CSR Division
                                     ------------------

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

                        The Ricoh Group Code of Conduct

                   Approved by the Board on November 4, 2003
                           Effective January 1, 2004

                 Ricoh Company, Ltd. CSR Office, CSR Division
                            8-13-1 Ginza, Chuo-ku,
                                Tokyo 104-8222
                               Tel: 03-6278-5202

                                Copyright 2003
                    RICOH COMPANY, LTD. All rights reserved

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